ESCROW AGREEMENT

This ESCROW AGREEMENT, dated as of February 9, 2011 (this “Agreement”), is entered into by and among Greyhound Commissary, Inc., a Nevada corporation (the “Company”), Euro Pacific Capital, Inc. (the “Placement Agent”) and Escrow, LLC (the “Escrow Agent”).  The Placement Agent and the Company are sometimes each referred to herein as an “Escrowing Party” and collectively, the “Escrowing Parties.”

WITNESSETH:

WHEREAS, the Company proposes to sell (the “Offering”) a minimum of 5,652,174 units (the “Minimum Amount”) and a maximum of 6,956,522 units (the “Maximum Amount”) at a purchase price of $1.15 per unit (each, a “Unit”);

WHEREAS, each Unit shall consist of: (i) an eight (8%) percent convertible note  (each a “Note,” and, collectively, the “Notes”) of the Company in the aggregate principal amount of $1.15, which Note shall be convertible into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.001 per share (together with any securities into which such shares may be reclassified, the “Common Stock”) at $1.15 per Conversion Share and (ii) a common stock purchase warrant (each a “Warrant,” and, collectively, the “Warrants”) to purchase one (1) share (collectively, the “Warrant Shares”) of Common Stock at an exercise price of $1.40 per share;

WHEREAS, pursuant to the terms of the Offering and the Notes, the Company has agreed to place in escrow an amount of proceeds of the Offering equal to one semi-annual interest payment on the Notes to secure prompt interest payments;

WHEREAS, the Escrow Agent shall pay to the Placement Agent the Escrowed Funds (as defined below) semiannually on the last day of each fiscal six-month period of the Company (i.e., June 30, and December 31) commencing June 30, 2011; and

WHEREAS, the Escrow Agent is willing to receive and disburse the Escrowed Funds upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1.           Appointment of Escrow Agent.  The Company and the Placement Agent hereby appoint the Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein and the Escrow Agent hereby accepts such appointment.

2.           Deposit of the Escrowed Funds. Upon the first closing and any subsequent closing of the Offering, the Company shall deposit with the Escrow Agent by bank or cashier’s check or wire transfer of immediately available funds an amount of proceeds of the Offering equal to one semi-annual interest payment on the Notes sold by the Company at such closing (the “Escrowed Funds”).  To the extent such period is less than six months, the amount of the semi-annual interest payment due June 30, 2011 shall be equal to the product of (a) a fraction, the numerator of which is the number of days from the closing of the Offering until June 30, 2011 and the denominator of which is 180 days, multiplied by (b) a semi-annual interest payment.  The wire instructions to which the Company shall wire or deposit the Escrowed Funds are set forth in Exhibit A to this Agreement.

3.           Acceptance of Escrowed Funds; Investment of Escrowed Funds.

3.1           Upon receipt of the Escrowed Funds, the Escrow Agent shall acknowledge such receipt in writing (which may be via electronic mail) to the Company and the Placement Agent and shall hold and disburse the Escrowed Funds pursuant to the terms and conditions of this Agreement.  The Escrow Agent shall have no duty to verify whether the amounts and property delivered by the Company comport with the requirements of any other agreement.

3.2           During the term of this Agreement, the Escrow Agent is authorized and directed to deposit, transfer, hold and invest the Escrowed Funds as set forth in any written instruction jointly signed by the Company and  the Placement Agent; provided, however, that any such investments shall be limited to money market funds (the portfolios of which are limited to Government Securities, as such term is defined in the Investment Company Act of 1940, as amended) (“Money Market Funds”).  Such instructions shall specify the Money Market Funds to be purchased.

4.           Disbursement of Escrowed Funds.

4.1           Upon written instructions from the Escrowing Parties, the Escrow Agent shall distribute the Escrowed Funds to the Placement Agent semi-annually on June 30 and December 31.

4.2           Any and all funds to be distributed to the Placement Agent pursuant to this Section 4 shall be delivered by wire transfer of immediately available funds to the account of the Placement Agent set forth in Exhibit A to this Agreement.

4.3           This Section 4 shall not be deemed to be satisfied, and this Agreement shall not be deemed to be terminated, until the earlier of (i) the maturity of the Notes on the two (2) year anniversary of their issuance or (ii) 75% of all of the Conversion Shares underlying the Notes have been issued following the conversion of the Notes, and the Escrowed Funds and any interest, dividends and other income thereon are disbursed in accordance herewith.

5.           Deposit of Additional Escrowed Funds.  Within three (3) Business Days of a disbursement of the Escrowed Funds, the Company shall deposit with the Escrow Agent an amount of money equal to one semi-annual interest payment on the then-outstanding Notes to be held in escrow pursuant to the terms of this Agreement and any amounts so deposited with the Escrow Agent shall thereafter be deemed Escrowed Funds for purposes of this Agreement.

6.           Exculpation and Indemnification of Escrow Agent.

6.1           The Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein.  The Escrow Agent shall have no duty to enforce any obligation of any person other than itself to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act.  The Escrow Agent shall be under no liability to the other parties hereto or anyone else, by reason of any failure, on the part of any other party hereto or any maker, guarantor, endorser or other signatory of a document or any other person, to perform such person’s obligations under any such document.  Except for amendments to this Agreement referenced below, and except for written instructions given to the Escrow Agent relating to the Escrowed Funds, the Escrow Agent shall not be obligated to recognize any agreement between or among any of the parties hereto, notwithstanding that references hereto may be made herein and whether or not it has knowledge thereof.

6.2           The Escrow Agent shall not be liable to the Company or the Placement Agent or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report, or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons.  The Escrow Agent shall not be bound by any of the terms thereof, unless evidenced by written notice delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

6.3           Absent the Escrow Agent’s bad faith, gross negligence or willful misconduct, the Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, or of the execution, validity, value or genuineness of, any document or property received, held or delivered to it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable to the Company, the Placement Agent, or to anyone else in any respect on account of the identity, authority or rights, of the person executing or delivering or purporting to execute or deliver any document or property or this Agreement.  The Escrow Agent shall have no responsibility with respect to the use or application of the Escrowed Funds pursuant to the provisions hereof.

6.4           The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event, by reason of which an action would or might be taken by the Escrow Agent, does not exist or has not occurred, without incurring liability to the Company, the Placement Agent, or to anyone else for any action taken or omitted to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

6.5           To the extent that the Escrow Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of the Escrowed Funds, or any payment made hereunder, the Escrow Agent may pay such taxes; and the Escrow Agent may withhold from any payment of the Escrowed Funds to the Placement Agent, to the extent due to the Placement Agent in accordance with this Agreement, such amount as the Escrow Agent estimates in good faith to be sufficient to provide for the payment of such taxes not yet paid, and may use the sum withheld for that purpose.  The Escrow Agent shall be indemnified and held harmless by the Company and the Placement Agent against any liability for taxes and for any penalties in respect of taxes, on such investment income or payments in the manner provided in Section 6.6.

6.6           The Escrow Agent will be indemnified and held harmless by the Company and the Placement Agent, jointly and severally, from and against all expenses, including all reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or proceedings involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, except for claims relating to gross negligence or willful misconduct by Escrow Agent or breach of this Agreement by the Escrow Agent, or the monies or other property held by it hereunder.  Promptly after the receipt of the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made against an Escrowing Party, notify each of them thereof in writing, but the failure by the Escrow Agent to give such notice shall not relieve any such party from any liability which an Escrowing Party may have to the Escrow Agent hereunder.

6.7           For purposes hereof, the term “expense or loss” shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Escrow Agent, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

7.           Termination of Agreement and Resignation of Escrow Agent.

7.1           Termination.  This Agreement shall terminate upon the delivery of the Escrowed Funds by the Escrow Agent to the Company, or the Placement Agent pursuant to Section 4 hereof upon the earlier of (i) the maturity of the Notes on the two (2) year anniversary of their issuance or (ii) 75% of all of the Conversion Shares underlying the Notes have been issued following the conversion of the Notes.

7.2           Resignation.

(a)           General.  The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving the Company and the Placement Agent at least twenty (20) business days written notice thereof (the “Notice Period”).

(b)           Regarding the Escrowed Funds.  With respect to the Escrowed Funds, upon providing the written notice called for in Section 7.2(a) above, the Escrow Agent shall have no further obligation hereunder except to hold as depositary the Escrowed Funds that it receives until the end of the Notice Period.  In such event, the Escrow Agent shall not take any action, other than wire transfers in accordance with this Agreement, until the Company and the Placement Agent have jointly designated a banking corporation, trust company, attorney or other person as successor escrow agent.  As soon as practicable after its resignation, the Escrow Agent shall, if it receives written notice from the Company and the Placement Agent within the Notice Period, turn over to a successor escrow agent appointed jointly by the Company and the Placement Agent all Escrowed Funds (less such amount as the Escrow Agent is entitled to retain pursuant to Section 9) upon presentation of the document appointing the new escrow agent and its acceptance thereof.  If no new agent is so appointed within the Notice Period, the Escrow Agent shall return the Escrowed Funds to the parties from which they were received without interest or deduction.

8.           Form of Payments by Escrow Agent.

8.1           Any payments of the Escrowed Funds by the Escrow Agent pursuant to the terms of this Agreement shall be made by wire transfer unless directed to be made by check by the Escrowing Parties.

8.2           All amounts referred to herein are expressed in United States Dollars and all payments by the Escrow Agent shall be made in such dollars.

9.           Compensation.   The Company shall pay a fee to the Escrow Agent of $1,000 upon the execution of this Agreement.

9.1 Interest.  The Escrowing Parties hereby agrees that Escrow Agent shall retain 100% of the interest (if any) earned during the time the Escrowed Funds are held in escrow hereunder.

10.           Notices.  All notices, communications and instructions required or desired to be given under this Agreement must be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, or overnight courier, to the addresses listed on Exhibit A hereto.

11.           Records. The Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Agreement or as may reasonably be requested by the parties hereto from time to time before such termination, the Escrow Agent shall provide the parties hereto, with a complete copy of such records, certified by the Escrow Agent to be a complete and accurate account of all such transactions. The authorized representatives of each of the parties hereto shall have access to such books and records at all reasonable times during normal business hours upon reasonable notice to the Escrow Agent and at the requesting party’s expense.

12.           Further Assurances.  From time to time on and after the date hereof, the  Company and the Placement Agent shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

13.           Governing Law, Consent to Jurisdiction, etc.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the County of New York.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of New York in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

14.           Construction.  This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted.  The terms “hereby,” “hereof,” “hereunder,” and any similar terms, as used in this Agreement, refer to the Agreement in its entirety and not only to the particular portion of this Agreement where the term is used.  The word “person” shall mean any natural person, partnership, corporation, government and any other form of business of legal entity.  All words or terms used in this Agreement, regardless of the number or gender in which they were used, shall be deemed to include any other number and any other gender as the context may require.  This Agreement shall not be admissible in evidence to construe the provisions of any prior agreement.  The headings contained in this Agreement are for the convenience of reference only and shall not affect the construction of this Agreement.

15.           Assignment; Amendment; Third Party Beneficiaries.  This Agreement and the rights and obligations hereunder of the parties to this Agreement may not be assigned.  This Agreement shall be binding upon and inure to the benefit of each party’s respective successors, heirs and permitted assigns.  No other person shall acquire or have any rights under or by virtue of this Agreement.  This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Escrow Agent and the Escrowing Parties.  This Agreement is intended to be for the sole benefit of the parties hereto and their respective successors, heirs and permitted assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

16.           Execution of Counterparts.  This Agreement may be executed in a number of counterparts, by facsimile transmission or other electronic transmission, each of which shall be deemed to be an original as of those whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Agreement shall become binding when one or more of the counterparts hereof, individually or taken together, are signed by all the parties.

17.           Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision into this Agreement.

18.           Attorneys’ Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees from the other party (unless such other party is the Escrow Agent), which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

19.           Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.

ESCROW AGENT: ESCROW, LLC

By:	/s/ Johnnie L. Zarecor
Name: Johnnie L. Zarecor Title: Vice President

COMPANY: GREYHOUND COMMISSARY, INC.

By:	/s/ Guixiong Qui
Name: Guixiong Qui Title: Chief Executive Officer

PLACEMENT AGENT: EURO PACIFIC CAPITAL, INC.

By:	/s/ Thomas Tan
Name: Thomas Tan Title: Managing Director

Signature page to Escrow Agreement re: Notes Interest